EXHIBIT 4.1

SUPPLEMENTAL INDENTURE NUMBER TWO
to the
INDENTURE
Dated as of December 14, 2006
among

AMERICAN HOME MORTGAGE INVESTMENT TRUST 2006-2, as Issuing Entity,

WELLS FARGO BANK, N.A., as Securities Administrator

and

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Indenture Trustee

SUPPLEMENTAL INDENTURE NUMBER TWO, dated December 14, 2006, between AMERICAN HOME MORTGAGE INVESTMENT TRUST 2006-2 as the issuing entity (the “Issuing Entity”), WELLS FARGO BANK, N.A., as securities administrator (“Securities Administrator”) and DEUTSCHE BANK NATIONAL TRUST COMPANY as the indenture trustee (the “Indenture Trustee”) in connection with the Indenture dated as of June 30, 2006 between the above mentioned parties (the “Indenture”) and the issuance of Mortgage-Backed Notes, Series 2006-2. This amendment is made pursuant to Section 9.01(b) of the Indenture.

1. Capitalized terms not defined herein have the meanings assigned to them in the Indenture.

2. The definition for “Determination Date” in the Appendix A to the Indenture is hereby deleted in its entirety as of the date hereof and replaced with the following:

Determination Date: With respect to any Payment Date, the 15th of the related month, or if the 15th day of such month is not a Business Day, the immediately preceding Business Day.

3. Notice of this Supplemental Indenture has been given to each of Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., Fitch Ratings and Moody’s Investors Service, Inc. pursuant to 9.01(b) of the Indenture.

4. Except as amended above, the Indenture shall continue to be in full force and effect in accordance with its terms.

[Signature Page Follows]

IN WITNESS WHEREOF, the Issuing Entity, the Securities Administrator and the Indenture Trustee have caused their duly authorized representatives to execute and deliver this instrument as of the date first above written.

AMERICAN HOME MORTGAGE INVESTMENT TRUST 2006-2, as Issuing Entity

By:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

WELLS FARGO BANK, N.A., as Securities Administrator

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity but solely as Indenture Trustee

By:
Name:
Title:

By:
Name:
Title:

Acknowledged and Agreed:

CIFG ASSURANCE NORTH AMERICA, INC., as Credit Enhancer

By:
Name:
Title: